Exhibit 10.27
2018 STOCK PLAN
FOR NON-EMPLOYEE DIRECTORS OF
RESIDEO TECHNOLOGIES, INC.
Amendment to Restricted Stock Unit Agreement

This Amendment (the “Amendment”), made and entered into as of November 8, 2024, by and between Resideo Technologies, Inc. (the “Company”) and Roger Fradin (the "Participant"), amends the terms and conditions of a certain award agreement governing the terms of restricted stock units granted under the Plan (as defined below). Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Plan.
WHEREAS, the Company maintains the 2018 Stock Plan for Non-Employee Directors of Resideo Technologies, Inc. (the “Plan”);
WHEREAS, the Company granted the Participant Restricted Stock Units pursuant to a Restricted Stock Unit Agreement with the Company dated June 5, 2024 (the "Award Agreement"); and
WHEREAS, in recognition of the Participant’s service as Chair of the Company’s Board of Directors since 2018, the Company and the Participant have agreed to amend the Award Agreement in the manner provided in this Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein below and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the Participant and the Company hereby agree as follows:
1.    Notwithstanding the Participant’s termination of service as a director of the Company on November 7, 2024, the provisions of Sections 5 or 7 of the Award Agreement, or any other provision of the Award Agreement or the Plan to the contrary, the unvested Restricted Stock Units granted under the Award Agreement will vest on June 5, 2025, and any other terms providing for acceleration of vesting in the Award Agreement or Plan will apply, as if the Participant had remained a director of the Company through such vesting date.
2.    Except for the matters set forth in this Amendment, all other terms of the Award Agreement shall remain unchanged and in full force and effect.
3.    This Amendment may be executed in the original or by facsimile in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.
PARTICIPANT

/s/ Roger Fradin
Name: Roger Fradin
Date: November 8, 2024

RESIDEO TECHNOLOGIES, INC.
/s/ Jeannine Lane
Name: Jeannine Lane
Date: November 8, 2024